                                                                     EXHIBIT 4.2
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                         PLEDGE AND SECURITY AGREEMENT


                                 by and among


                        AMSC ACQUISITION COMPANY, INC.,

                     STATE STREET BANK AND TRUST COMPANY,

                                  as Trustee

                                      and

                     STATE STREET BANK AND TRUST COMPANY,

                              as Collateral Agent



                                March 31, 1998




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

                         PLEDGE AND SECURITY AGREEMENT

          PLEDGE AND SECURITY AGREEMENT, dated as of March 31, 1998 (the "PLEDGE AGREEMENT") by and among AMSC Acquisition Company, Inc., a Delaware corporation (the "PLEDGOR"), the Trustee (as defined below) and State Street Bank and Trust Company, as collateral agent (the "COLLATERAL AGENT"), for the Trustee on behalf of the Holders of the Notes (as defined herein). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Indenture (as defined below).

                             W I T N E S S E T H:

          WHEREAS, the Pledgor, the Guarantors (as defined in the Indenture) and State Street Bank and Trust Company, as Trustee (the "TRUSTEE") have entered into that certain Indenture dated as of March 31, 1998 (as amended, restated, supplemented or otherwise modified from time to time, the "INDENTURE"), pursuant to which the Pledgor and American Mobile Satellite Corporation, a Delaware corporation ("HOLDINGS" and, together with the Pledgor, the "ISSUERS") issued 335,000 Units consisting of $335,000,000 in aggregate principal amount of 12 1/4% Senior Notes due 2008 (the "NOTES") of the Pledgor and warrants to purchase an aggregate of 1,258,759 shares of common stock, $.01 par value, of Holdings (the "WARRANTS"). Each Unit consists of $1,000 principal amount of Notes and one Warrant to purchase 3.75749 shares of common stock of Holdings;

          WHEREAS, the Pledgor has agreed, pursuant to a Purchase Agreement dated March 26, 1998 by and among the Pledgor, Bear, Stearns & Co. Inc., J.P. Morgan Securities, Inc., TD Securities (USA) Inc. and BancAmerica Robertson Stephens, to (i) purchase a portfolio of securities consisting of Government Securities (as defined) (collectively, the "PLEDGED SECURITIES") in an amount sufficient, upon receipt of the scheduled interest and principal payments in respect of the Pledged Securities, in the opinion of a nationally recognized firm of independent certified public accountants selected by the Pledgor, to provide for payment of the first six scheduled interest payments due on the Notes, and (ii) place such Pledged Securities in the Pledge Account (as defined herein) held by the Collateral Agent for the benefit of the Holders of the Notes;

          WHEREAS, the Pledgor is the sole legal and beneficial owner of the Pledged Securities; and

          WHEREAS, to secure the payment and performance by the Pledgor of its obligations under the Indenture and the Notes (collectively, the "OBLIGATIONS"), the Pledgor has agreed to (i) pledge to the Collateral Agent for the benefit of the Trustee and the ratable benefit of the Holders of the Notes a security interest in the Pledged Securities and the Pledge Account, and (ii) execute and deliver this Pledge Agreement.

          NOW, THEREFORE, in order to induce the Holders of Notes to purchase the Notes, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Pledgor hereby agrees with the Collateral Agent for the benefit of the Trustee and for the ratable benefit of the Holders of Notes as follows:

          1.  DEFINED TERMS.  All capitalized terms used but not defined herein
              -------------
shall have the meanings ascribed to them in the Indenture. In addition to any other defined terms used herein, the following terms shall constitute defined terms for purposes of this Pledge Agreement and shall have the meanings set forth below:

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

          "COLLATERAL" has the meaning given in Section 2 hereof.

          "GOVERNMENT SECURITIES" means securities that are direct obligations of, or obligations fully guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

          "UCC" means, with respect to the validity and perfection and the effect of perfection or non-perfection of the security interest, the Uniform Commercial Code as in effect on the date hereof in the State of New York.

          2.  PLEDGE AND GRANT OF SECURITY INTEREST.  (a) The Pledgor hereby
              -------------------------------------
pledges and grants to the Collateral Agent as agent of and securities intermediary for the Trustee, for the ratable benefit of the Holders of the Notes, a continuing first priority security interest in and to (i) all of the Pledgor's right, title and interest in the Pledged Securities and the Pledge Account, (ii) all certificates or other evidence of ownership representing the Pledged Securities and the Pledge Account, and (iii) all products and proceeds of any of the Pledged Securities, including, without limitation, all dividends, interest, principal payments, cash, options, warrants, rights, instruments, subscriptions and other property or proceeds from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the Pledged Securities (collectively, the "COLLATERAL").

          (b) The Pledgor shall have no right to remove or withdraw from the Pledge Account any financial asset, cash or other property now or hereafter credited to the Pledge Account without the prior written consent of the Trustee. If at any time the Collateral Agent shall receive any entitlement order from the Trustee (including, without limitation, any order directing the sale, transfer or redemption of any financial asset relating to, or cash or other item credited to, the Pledge Account), the Collateral Agent shall comply with such entitlement order, without further consent by the Pledgor or any other Person.

          (c) The Trustee appoints State Street Bank and Trust Company as its agent and securities intermediary hereunder, and the Collateral Agent accepts such appointment and agrees to act as agent and securities intermediary for the Trustee with respect to the Pledged Securities, without cost or expense to the Trustee. The Collateral Agent will, no later than the business day immediately following the date hereof, completely and accurately identify on its books and records the Pledged Securities being held in the Pledge Account. In addition, the collateral Agent will, upon the Trustee's written request given at any time to the Collateral Agent, either (a) deliver to the Trustee possession of duly issued certificates evidencing the Pledged Securities registered in the name of the Trustee or its nominee or designee, or (b) transfer the Pledged Securities to an account at the Collateral Agent or to another financial intermediary designated by the Trustee in the name of the Trustee. In the event that the Pledgor shall be entitled to receive or acquire any distribution, in any form whatsoever, including, without limitation, cash and non-cash dividends and interest, in respect of the Pledged Securities, the Collateral Agent agrees that it shall hold the same as agent and securities intermediary for the Trustee subject to the terms hereof and the written instructions of the Trustee.

          3.  SECURITY FOR OBLIGATIONS.  This Pledge Agreement and the
              ------------------------
Collateral secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the Obligations.

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

          4.  DELIVERY OF COLLATERAL; PLEDGE ACCOUNT; INTEREST; SUBSTITUTION OF
              -----------------------------------------------------------------
COLLATERAL.
----------

          (a) If and to the extent the Pledged Securities comprise "certificated securities," as defined in Section 8-102 of the UCC, such securities shall be registered in the name of the Collateral Agent or its nominee for the benefit of the Holders of the Notes and delivered to the Collateral Agent or its custodian in the State of New York, and possession thereof shall be maintained by the Collateral Agent within the State of New York.

          (b) All Government Securities included in the Collateral shall be registered in the name of the Collateral Agent or its nominee for the benefit of the Holders of the Notes on the records of the Federal Reserve Bank of New York and credited in the books and records of the Collateral Agent to the Pledge Account. All other uncertificated securities, if any, included in the Collateral shall be registered on the books of the issuer of such uncertificated securities in the name of the Collateral Agent or its nominee for the benefit of the Holders of the Notes, and credited in the books and records of the Collateral Agent to the Pledge Account.

          (c) Concurrently with the execution and delivery of this Pledge Agreement, the Collateral Agent shall establish an account entitled the "STATE STREET BANK AND TRUST COMPANY PLEDGE ACCOUNT FOR THE BENEFIT OF HOLDERS OF
12 1/4% SENIOR NOTES DUE 2008 OF AMSC ACQUISITION COMPANY, INC." for the deposit of the Pledged Securities (the "PLEDGE ACCOUNT") at its office at Goodwin Square, 225 Asylum Street, Hartford, Connecticut, 06103. The Pledge Account is and shall be maintained as a "securities account" within the meaning of Article 8 of the UCC, and the Collateral Agent will treat all property held by it in the Pledge Account as "financial assets" under Article 8-501(a) of the UCC. Subject to the other terms and conditions of this Pledge Agreement, all funds or other property accepted by the Collateral Agent pursuant to this Pledge Agreement shall be held in the Pledge Account for the ratable benefit of the Holders of the Notes. All proceeds of the Pledged Securities shall remain on deposit in the Pledge Account until withdrawn in accordance with this Pledge Agreement.

          (d) All proceeds of, interest earned on and other distributions or amounts paid with respect to, any Collateral shall be credited to and retained in the Pledge Account, and the Collateral Agent shall invest and reinvest the same as directed from time to time in writing by the Pledgor; provided, however, that such proceeds and other amounts must be invested in Government Securities except as otherwise provided in this Section 4(d). Prior to the Collateral Agent's receipt of written instructions from the Pledgor, the Collateral Agent shall invest any such proceeds and other amounts in Federated Investors Treasury Cash Service Fund. In all events, any monies so invested or reinvested and any securities acquired thereby shall be (i) held as Collateral in the Pledge Account, (ii) subject in all respects to the security interest created hereby and shall be and remain under the control of the Collateral Agent, and (iii) otherwise subject to the terms hereof.

          5.  DISBURSEMENTS.
              -------------

          (a) Unless notified at least one Business Day in advance of an Interest Payment Date of the Pledgor's election pursuant to Section 5(b), on the date when each of the first six scheduled interest payments is due on the Notes and without notice from the Pledgor, the Collateral Agent shall transfer from the Pledge Account to the Paying Agent under the Indenture, funds necessary to provide for payment in full or of any portion of the next scheduled interest payment on the Notes and the Paying Agent shall apply the proceeds to such interest payment.

          (b) If the Pledgor elects to pay any of the first six scheduled interest payments (or portion thereof) on the Notes from a source of funds other than the Pledge Account (the "PLEDGOR'S FUNDS"), then the Pledgor may, after payment in full of such interest payment, deliver to the Collateral

Agent written acknowledgment from the Paying Agent of its receipt of such funds, together with a written request for release of a portion of Collateral not in excess of the Pledgor's Funds so paid, whereupon the Collateral Agent is hereby authorized and directed to release to the Pledgor an amount of funds from the Pledge Account less than or equal to the amount of Pledgor Funds so expended. Upon receipt of such written direction from the Pledgor, together with the certificate described in the following sentence, the Collateral Agent shall take such action as is necessary to provide for the payment to the Pledgor of the amount requested from the Pledge Account. Prior to any release of funds to the Pledgor from the Pledge Account pursuant to this Section 5(b), the Pledgor shall deliver to the Collateral Agent an Officer's Certificate stating that such use of Pledgor's Funds has been duly authorized by all necessary corporate action and does not contravene or constitute a default under any provision of applicable law, regulation or the certificate of incorporation of the Pledgor, or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Pledgor, and does not result in the creation or imposition of any Lien on any asset of the Pledgor.

          (c) If at any time the amount of Collateral exceeds the amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants selected by the Pledgor, to provide for payment in full of the first six scheduled interest payments due on the Notes (or, in the event any interest payments have been made on the Notes, an amount sufficient to provide for payment in full of all interest payments then remaining up to and including the sixth scheduled interest payment), the Pledgor may direct the Collateral Agent in writing to release to the Pledgor or as it directs, an amount less than or equal to such excess. Upon receipt of such written direction from the Pledgor, together with the opinion of a nationally recognized firm of independent certified public accountants with respect to the value of the Pledged Securities, the Collateral Agent shall take such action as is necessary to provide for the payment to the Pledgor of the amount requested from the Pledge Account.

          (d) Upon payment in full of the first six scheduled interest payments on the Notes, the security interest in the Collateral evidenced by this Pledge Agreement shall terminate and be of no further force and effect, and any and all Collateral in the Pledge Account shall be released and transferred by the Collateral Agent to the Pledgor in accordance with the Pledgor's instructions. Furthermore, upon release of any Collateral from the Pledge Account in accordance with the terms of this Pledge Agreement, whether upon release of Collateral to the Paying Agent, to the Pledgor or otherwise, the security interest evidenced by this Pledge Agreement in the Collateral so released shall terminate and be of no further force and effect.

          6.  REPRESENTATIONS AND WARRANTIES.  The Pledgor hereby represents and
              ------------------------------
warrants that:

          (a) The execution, delivery and performance by the Pledgor of this Pledge Agreement has been duly authorized by all necessary corporate action and does not contravene or constitute a default under any provision of applicable law, regulation or the certificate of incorporation or the bylaws of the Pledgor, or of any judgment, injunction, order, decree or any material agreement or instrument binding upon the Pledgor, and does not result in the creation or imposition of any Lien on any asset of the Pledgor, except for the security interests granted under this Pledge Agreement.

          (b) The Pledgor is the record and beneficial owner of the Collateral, free and clear of any Lien or claims of any Person (except for the security interest granted under this Pledge Agreement). No financing statement covering the Pledged Securities is on file in any public office, other than financing statements filed pursuant to this Pledge Agreement. This Pledge Agreement has been duly executed and delivered by the Pledgor and constitutes a valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent conveyances, moratorium or other similar laws affecting creditors' rights generally or general principles of equity.

          (c) Upon the delivery to the Collateral Agent of the certificates, if any, representing the Pledged Securities, any filing of financing statements required by the UCC and notation on the records of the Collateral Agent that it holds the Pledged Securities as pledgee, the pledge of the Collateral pursuant to this Pledge Agreement creates a valid and perfected first priority security interest in and to the Collateral, securing the payment and performance of the Obligations for the ratable benefit of the Holders of the Notes, enforceable as such against all creditors of the Pledgor and any Persons purporting to purchase any of the Collateral from the Pledgor.

          (d) No consent of any other Person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body, is required either (i) for the pledge by the Pledgor of the Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by the Pledgor (except for any filings and notations necessary to perfect the security interest created hereby in the Collateral) or (ii) for the exercise by the Collateral Agent of the rights provided for in this Pledge Agreement or the remedies in respect of the Collateral pursuant to this Pledge Agreement. No litigation, proceeding or investigation of or before any arbitrator or governmental authority is pending or, to the knowledge of the Pledgor, threatened by or against the Pledgor with respect to this Pledge Agreement or any of the transactions contemplated hereby.

          (e) The pledge of the Collateral pursuant to this Pledge Agreement is not prohibited by any applicable law or government regulation, release, interpretation or opinion of the Board of Governors of the Federal Reserve System or other regulatory agency (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System).

          7.  FURTHER ASSURANCES.  The Pledgor agrees promptly to take such
              ------------------
actions and to execute and deliver or cause to be executed and delivered, or use its best efforts to procure, such stock or bond powers, proxies, assignments, instruments and such other or different writings as the Collateral Agent may reasonably request, all in form and substance satisfactory to the Collateral Agent, deliver any instruments to the Collateral Agent and take any other actions that are necessary or, in the opinion of the Collateral Agent, desirable, to perfect, continue the perfection of, confirm and assure the first priority of the Collateral Agent's security interest in the Collateral, to protect the Collateral against the rights, claims or interests of third persons, or to otherwise effect the purposes of this Pledge Agreement. The Pledgor also hereby authorizes the Collateral Agent to file any financing or continuation statements with respect to the Collateral without the signature of the Pledgor (to the extent permitted by applicable law). The Pledgor will pay all costs incurred by the Collateral Agent in connection with any of the foregoing.

          8.  COVENANTS.  The Pledgor covenants and agrees with the Collateral
              ---------
Agent and the Holders of the Notes from and after the date of this Pledge Agreement until the earlier of payment in full in cash of (A) each of the first six scheduled interest payments due on the Notes under the terms of the Indenture or (B) all Obligations due and owing under the Indenture and the Notes in the event such Obligations become due and payable prior to the payment of the first six scheduled interest payments on the Notes, as follows:

          (a) The Pledgor agrees that it (i) will not sell or otherwise dispose of, or grant any option or other interest with respect to, any of the Collateral, (ii) will not create or permit to exist any Lien upon or with respect to any of the Collateral, except for the Liens created pursuant to this Pledge Agreement, and (iii) will at all times be the sole beneficial owner of the Collateral.

          (b) The Pledgor agrees that it will not (i) enter into any agreement or understanding that purports to or may restrict or inhibit the Collateral Agent's rights or remedies hereunder, including, without limitation, the Collateral Agent's right to sell or otherwise dispose of the Collateral, or (ii) with regard to the Collateral, fail to pay or discharge any tax, assessment or levy of any nature due with respect thereto later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment.

          9.  POWER OF ATTORNEY.
              -----------------

          (a) The Pledgor hereby appoints and constitutes the Collateral Agent as the Pledgor's attorney-in-fact with full power of substitution to exercise to the fullest extent permitted by law all of the following powers upon and at any time after the occurrence and during the continuance of an Event of Default:

          (i) collection of proceeds of any Collateral;

          (ii) conveyance of any item of Collateral to any purchaser thereof as specified herein;

          (iii)  giving of any notices or recording of any Liens pursuant to
Section 7 hereof;

          (iv) making any payments or taking any acts pursuant to Section 10 hereof;

          (v) paying or discharging taxes or Liens levied or placed upon the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, and any such payments made by the Collateral Agent shall become Obligations of the Pledgor to the Collateral Agent, due and payable immediately upon demand; and

          (vi) taking any acts pursuant to Section 13 hereof.

          (b) The Collateral Agent's authority under this Section 9 shall include, without limitation, the authority to endorse and negotiate any checks or instruments representing proceeds of Collateral in the name of the Pledgor, execute and give receipt for any certificate of ownership or any document constituting Collateral, transfer title to any item of Collateral, to the extent permitted by applicable law, sign the Pledgor's names on all financing statements or any other documents deemed necessary or appropriate by the Collateral Agent to preserve, process or perfect the security interest in the Collateral, and to file the same, and to prepare, sign the Pledgor's name and file any notice of Lien, and to take any other actions arising from or incident to the powers granted to the Collateral Agent in this Pledge Agreement. This power of attorney is coupled with an interest and shall be irrevocable by the Pledgor.

          (c) The Pledgor acknowledges that the rights and responsibilities of the Collateral Agent under this Pledge Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Collateral Agent and the Holders of the Notes, be governed by this Pledge Agreement, but, as between the Collateral Agent and the Pledgor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Holders of the Notes with full and valid authority so to act or refrain from acting, and the Pledgor shall not be obligated or entitled to make any inquiry respecting such authority.

          (d) The Collateral Agent undertakes to perform such duties and only such duties as are specifically set forth in this Pledge Agreement and no implied covenants or obligations shall be read into this Pledge Agreement against the Collateral Agent. The Collateral Agent shall not be deemed to have knowledge of an Event of Default under the Indenture unless informed in writing by the Pledgor or the Holder of any Note.

          (e) The Collateral Agent shall not be required to exercise any remedies hereunder unless requested in writing to do so by the Holders of a majority in principal amount of the outstanding Notes and only if furnished with indemnity reasonably satisfactory to the Collateral Agent. The Collateral Agent may consult with counsel and shall not be liable for any action taken in good faith in reliance upon advice of counsel except for gross negligence or willful misconduct. The Collateral Agent makes no representation or warranty and shall have not responsibility concerning the value or validity of the Collateral or the validity or perfection of the pledge thereof or any security interest therein. The provisions of Section 7.02(a)-(f) of the Indenture are incorporated herein mutatis mutandi.

          (f) The Collateral Agent may at any time on 30 days notice to the Pledgor and the Holders of the Notes resign hereunder. Upon any such resignation the Pledgor shall promptly appoint another financial institution reasonably satisfactory to the Holders of a majority in principal amount or the outstanding Notes to act as Collateral Agent hereunder and such resignation shall become effective upon the acceptance of the appointment by the successor.

          (g) The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which a prudent financial institution similarly situated would accord its own property, it being understood that neither the Collateral Agent nor the Holders of the Notes shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any such Person has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

          10.  COLLATERAL AGENT MAY PERFORM.  If the Pledgor fails to perform
               ----------------------------
any agreement contained herein, the Collateral Agent may, but shall not be obligated to, itself perform or cause performance of such agreement, and the expenses incurred by or on behalf of the Collateral Agent in connection therewith shall be payable by the Pledgor under Section 14 hereof.

          11.  NO ASSUMPTION OF DUTIES; REASONABLE CARE.  The rights and powers
               ----------------------------------------
granted to the Collateral Agent hereunder are being granted in order to preserve and protect the security interest of the Collateral Agent and the Holders of Notes in and to the Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on the Collateral Agent in connection therewith other than those imposed under applicable law.

          12.  INDEMNITY.  The Pledgor shall indemnify, defend and hold harmless
               ---------
the Collateral Agent and its directors, officers, agents and employees from and against all claims, actions, obligations, losses, liabilities and expenses, including costs, fees and disbursements of counsel, the costs of investigations, and claims for damages, arising from the Collateral Agent's performance under this Pledge Agreement, except insofar as the same may have been caused by the bad faith, gross negligence or willful misconduct of such indemnified Person. The obligations of the Pledgor under this Section 12 shall survive the resignation or removal of the Collateral Agent or the termination of this Pledge Agreement.

          13.  REMEDIES UPON EVENT OF DEFAULT.  If an Event of Default shall
               ------------------------------
have occurred:

          (a) Upon the acceleration of the Notes in accordance with the terms of the Indenture, the Collateral Agent shall have and may exercise with reference to the Collateral any or all of the rights and remedies of a secured party under the UCC, and as otherwise granted herein or under any other applicable law or under any other agreement executed by Pledgor, including, without limitation, the right and power to sell, at public or private sale or sales, or otherwise dispose of, or otherwise utilize the Collateral and any part or parts thereof, in any manner authorized or permitted under the UCC after default by a debtor, and to apply the proceeds thereof toward payment of any costs and expenses and attorneys' fees and expenses thereby incurred by the Collateral Agent and toward payment of the Obligations in such order or manner as the Collateral Agent may elect. The purchaser of any or all Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever created by or through the Pledgor. Unless any of the Collateral threatens, in the reasonable judgment of the Collateral Agent, to decline speedily in value or is or becomes of a type sold on a recognized market, the Collateral Agent shall give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to the Pledgor as provided in Section 17 herein, at least fifteen (15) days before the time of the sale or disposition. The Collateral Agent or any Holder of Notes may, in its own name or in the name of a designee or nominee, buy any of the Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Collateral.

          (b) The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Section 13 valid and binding and in compliance with any and all other applicable requirements of law. The Pledgor further agrees that a breach of any of the covenants contained in this Section 13 will cause irreparable injury to the Collateral Agent and the Holders of Notes, that the Collateral Agent and the Holders of Notes have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 13 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants, except for a defense that no Event of Default has occurred.

          (c) All rights to marshaling of assets of the Pledgor, including any such right with respect to the Collateral, are hereby waived by the Pledgor. The Pledgor shall not contest or support any other Person in contesting the validity or priority of the security interests created under this Pledge Agreement.

          14.  FEES AND EXPENSES.  The Pledgor shall, upon demand, pay to the
               -----------------
Collateral Agent the amount of its fees (which shall be in an amount previously agreed by the Pledgor and the Collateral Agent) and any and all expenses (including, without limitation, the reasonable fees, expenses and disbursements of counsel, experts and agents retained by the Collateral Agent) that the Collateral Agent may incur in connection with (i) the administration of this Pledge Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent and the Holders of the Notes hereunder, or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

          15.  SECURITY INTEREST ABSOLUTE.  All rights of the Collateral Agent
               --------------------------
and the Holders of the Notes, and the security interests created hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

          (a) any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture;

          (c) any exchange, surrender, release or non-perfection of any Liens on any other Collateral for all or any of the Obligations; or

          (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations or of this Pledge Agreement.

          16.  AUTHORITY OF THE COLLATERAL AGENT.  The Collateral Agent shall
               ---------------------------------
have and be entitled to exercise all powers hereunder that are specifically granted to the Collateral Agent by the terms hereof, together with such powers as are incident thereto. The Collateral Agent may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. None of the Collateral Agent, any director, officer, employee, attorney or agent of the Collateral Agent nor the Holders of the Notes shall be liable to the Pledgor for any action taken or omitted to be taken by it or them hereunder, except for its own bad faith, gross negligence or willful misconduct, nor shall the Collateral Agent be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Collateral Agent and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper Person or Persons. The Collateral Agent and its directors, officers, employees, attorneys and agents shall be entitled to rely on the opinion of a nationally recognized firm of independent certified public accountants with respect to the dollar amount of the Pledged Securities.

          17.  NOTICES.  Any communication, notice or demand to be given
               -------
hereunder shall be duly given hereunder if given in the form and manner, and delivered to the address set forth in the Indenture, or in such other form and manner or to such other address as shall be designated by any party hereto to each other party hereto in a written notice delivered in accordance with the terms of the Indenture.

          18.  NO WAIVER; CUMULATIVE RIGHTS.  No failure on the part of the
               ----------------------------
Collateral Agent to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Collateral Agent of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy and power hereby granted to the Collateral Agent or allowed it by law or other agreement shall be cumulative and not exclusive the one of any other, and may be exercised by the Collateral Agent from time to time.

          19.  BENEFITS OF PLEDGE AGREEMENT.  Nothing in this Pledge Agreement,
               ----------------------------
whether express or implied, shall give to any Person other than the parties hereto and their successors hereunder, and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Pledge Agreement.

          20.  APPLICABLE LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.
               -------------------------------------------------------------
(a) THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. TO INDUCE THE ESCROW AGENT TO ENTER INTO THIS PLEDGE AGREEMENT, THE PLEDGOR HEREBY IRREVOCABLY AGREES THAT, SUBJECT TO THE ESCROW AGENT'S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS THAT IN ANY MANNER ARISE OUT OF OR IN CONNECTION WITH OR ARE IN ANY WAY RELATED TO THIS PLEDGE AGREEMENT SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK. THE PLEDGOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK. THE PLEDGOR HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL TO THE PLEDGOR'S NOTICE ADDRESS AS SPECIFIED HEREIN. THE PLEDGOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BETWEEN THE PLEDGOR AND THE ESCROW AGENT IN ACCORDANCE WITH THIS PARAGRAPH. EACH OF THE PLEDGOR AND THE ESCROW AGENT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING THAT IN ANY MANNER ARISES OUT OF OR IN CONNECTION WITH OR IS IN ANY WAY RELATED TO THIS PLEDGE AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

          (b) THE PROVISIONS OF THIS SECTION 20 ARE A MATERIAL INDUCEMENT FOR THE ESCROW AGENT ENTERING INTO THIS PLEDGE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. THE PLEDGOR HEREBY ACKNOWLEDGES THAT IT HAS REVIEWED THE PROVISIONS OF THIS SECTION 20 WITH INDEPENDENT COUNSEL.

          21.  CALCULATION OF INTEREST.  For purposes of this Pledge Agreement,
               -----------------------
all calculations of the first six scheduled interest payments on the Notes shall be calculated on the basis that interest will accrue on the Notes at the rate of 12 1/4% per annum and will be payable semi-annually in arrears on October 1, 1998, April 1, 1999, October 1, 1999, April 1, 2000, October 1, 2000 and April 1, 2001. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          22.  EXECUTION IN COUNTERPARTS.  This Pledge Agreement may be executed
               -------------------------
in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

          23.  SETTLEMENT.  Amounts, if any, held in the Pledge Account pending
               ----------
settlement of purchase of the Pledged Securities shall constitute Collateral hereunder, shall be held by the Collateral Agent for the benefit of the Holders of the Notes and a portion thereof equal to the aggregate price paid for such Pledged Securities shall be released by the Collateral Agent (without further direction or instruction required from any other party hereto) against delivery of such Pledged Securities, and any excess funds remaining in the Pledge Account after giving effect to such settlement shall be promptly forwarded pursuant to written instructions of the Company.

                           [Signature page(s) follow]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Pledge and Collateral Agreement as of the day first written above.


                                    AMSC ACQUISITION COMPANY, INC.,
                                     as Pledgor

                                    By:
                                       ---------------------------
                                    Name:
                                    Title:


                                    STATE STREET BANK AND TRUST COMPANY,
                                     as Trustee

                                    By:
                                       ---------------------------
                                    Name:
                                    Title:


                                    STATE STREET BANK AND TRUST COMPANY,
                                     as Collateral Agent

                                    By:
                                       ---------------------------
                                    Name:
                                    Title:



Pledge and Security Agreement signature page(s)